Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Western Asset Emerging Markets Income Fund Inc.:

We consent to the use of our report dated July 19, 2016, with respect to the financial statements of Western Asset Emerging Markets Income Fund Inc. as of May 31, 2016, incorporated herein by reference and to the reference to our firm under the heading “Financial Highlights” in the Proxy Statement/Prospectus on Form N-14.

/s/ KPMG LLP

New York, New York

August 25, 2016